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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 13, 2001

                    QUOVADX, INC. (FORMERLY XCARE.NET, INC.)
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-29273

           DELAWARE                                              85-0373486
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400, ENGLEWOOD, COLORADO 80111
                    (Address of principal executive offices)

                                 (303) 488-2019
                         (Registrant's telephone number)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On August 13, 2001, Quovadx consummated the acquisition of Healthcare.com Corporation ("Healthcare.com"). Under the terms of the merger, a wholly-owned subsidiary of Quovadx merged with Healthcare.com and Healthcare.com became a wholly-owned subsidiary of Quovadx. Healthcare.com stockholders received a fixed exchange of 0.375 shares of Quovadx's common stock for each share of Healthcare.com common stock they owned. The purchase price totaling $89.9 million included 10,702,043 shares of Quovadx common stock in exchange for the outstanding shares of Healthcare.com capital stock and $4.4 million merger-related expenses. The transaction was accounted for as a purchase.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

     The audited financial statements as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 of Healthcare.com were previously reported in Healthcare.com's Annual Report on Form 10-K dated April 2, 2001.

(b) Pro Forma Financial Information

     The pro forma combined financial information was previously reported in the "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS" section filed as part of Post-Effective Amendment No.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-65280).

(c) Exhibits

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(c) Exhibits

     2.1* Agreement and Plan of Merger and Reorganization dated May 14, 2001 (previously filed as Exhibit 2.1 to XCare.net's Form 8-K filed on May 18, 2001 and incorporated herein by reference).

     99.1* Text of Press Release dated August 13, 2001

* Previously filed.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quovadx, Inc.

Date: October 26, 2001                 By: /s/ Gary T. Scherping
      ----------------                     ---------------------------
                                           Gary T. Scherping
                                           Executive VP of Finance and
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)